Exhibit 99.1

PASSAVE INC. AND ITS SUBSIDIARIES

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

U.S. DOLLARS IN THOUSANDS

UNAUDITED

INDEX

Page
Consolidated Balance Sheets	2 - 3

Consolidated Statements of Operations	4

Consolidated Statements of Cash flows	5

Notes to Consolidated Financial Statements	6 - 8

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	March 31, 2006	December 31, 2005
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$18,769	$16,546
Trade receivables	4,872	4,527
Deferred income taxes	778	1,073
Inventories	621	845
Prepaid expenses and other current assets	828	2,538

Total current assets	25,868	25,529

OTHER ASSETS:
Lease deposits and other assets	366	352
Severance pay fund	779	659
Deferred income taxes	471	140

Total other assets	1,616	1,151

PROPERTY AND EQUIPMENT, NET	3,031	2,504

Total assets	$30,515	$29,184

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	March 31, 2006		December 31, 2005
	Unaudited
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$5,776		$4,577
Accrued liabilities	6,871		2,712
Accrued compensation and benefits	1,811		2,337
Tax payable	350		563

Total current liabilities	14,808		10,189

LONG-TERM LIABILITIES:
Accrued severance pay	892		707
Deferred tax liability	333		—

Total long-term liabilities	1,225		707

STOCKHOLDERS’ EQUITY :
Stock capital -
Common stock of $ 0.0001 par value - 10,550,000 authorized at December 31, 2005 and March 31, 2006; Issued and outstanding: 1,216,073 and 1,231,073 shares at December 31, 2005 and March 31, 2006, respectively	—	*)	—	*)
Preferred stock of $ 0.0001 par value - 11,803,702 shares authorized at December 31, 2005 and March 31, 2006; Issued and outstanding: 11,803,701 shares at December 31, 2005 and March 31, 2006	1		1
Additional paid-in capital	15,643		19,173
Deferred stock-based compensation	—		(4,594)
Retained earnings (accumulated deficit)	(1,162)		3,708

Total stockholders’ equity	14,482		18,288

Total liabilities and stockholders’ equity	$30,515		$29,184

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Three months ended March 31,
	2005	2006
	Unaudited
Revenues	$6,744	$14,203
Cost of revenues *)	2,350	6,677

	4,394	7,526

Operating expenses:

Research and development, net *)	2,345	4,909
Sales and marketing *)	1,002	1,709
General and administrative *)	580	918
Cost related to aborted Initial Public Offering and transaction related costs	—	4,881

Total operating expenses	3,927	12,417

Operating income (loss)	467	(4,891)
Financial income, net	45	169

Income (loss) before taxes on income	512	(4,722)
Taxes on income	23	148

Net income (loss)	$489	$(4,870)

*)	The breakdown of stock-based compensation over expenses is as follows:

Cost of revenues	$11	$6
Research and development, net	62	487
Sales and marketing	12	338
General and administrative	10	217

Total stock-based compensation expenses	$95	$1,048

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended March 31,
	2005	2006
	Unaudited
Cash flows from operating activities:
Net income (loss)	$489	$(4,870)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	92	208
Stock-based compensation expenses	95	1,048
Decrease (increase) in trade receivables	1,741	(345)
Increase in grants receivable	(49)	—
Decrease (increase) in deferred income taxes	23	(36)
Decrease (increase) in inventories	(819)	224
Decrease in deposit	—	1,500
Decrease (increase) in prepaid expenses and other current assets	(476)	210
Increase in trade payables	177	1,199
Increase (decrease) in accrued liabilities	(561)	4,212
Increase (decrease) in accrued compensation and benefits	568	(526)
Decrease in tax payable	—	(213)
Increase in deferred tax liability	—	333
Other	2	65

Net cash provided by operating activities	1,282	3,009

Cash flows from investing activities:
Purchase of property and equipment	(587)	(788)
Investments in lease deposits	(36)	(14)

Net cash used in investing activities	(623)	(802)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	16

Net cash provided by financing activities	—	16

Increase in cash and cash equivalents	659	2,223
Cash and cash equivalents at the beginning of the period	9,991	16,546

Cash and cash equivalents at the end of the period	$10,650	$18,769

Supplemental disclosure of cash flow information:
Taxes paid	$—	$57

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment with payables	$105	$183

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:- GENERAL

Passave Inc. (the “Company”), a Delaware corporation, was incorporated in the United States, on January 31, 2001.

On February 5, 2001, the Company established a wholly-owned subsidiary in Israel, Passave Ltd. In October 2004, the Company established a wholly-owned subsidiary in Japan, Passave Japan Co. Ltd. In September 2005, the Company established a wholly-owned subsidiary in Korea, Passave Korea Co. Ltd.

The Company and its subsidiaries design, develop and supply system-on-a-chip solutions for Fiber to The Home applications. The Company’s solutions provide the key functionality for networking Original Equipment Manufacturing systems that enable service providers to provide triple-play services over passive optical networks. The Company provides its customers with high performance, highly-integrated systems-on-a-chip solutions for networking equipment at both the service provider’s central office and the end-user’s home.

On November 3, 2005, the Company executed a one-for-two reverse stock split. All share and per share information included in the accompanying consolidated financial statements and related disclosures for all periods presented have been retroactively adjusted to reflect the stock split.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	The significant accounting policies applied in the annual financial statements of the Company and its subsidiaries as of December 31, 2005, are applied consistently in these financial statements.

b.	Accounting for stock-based compensation:

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), using the modified prospective-transition method. SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Statement of Operations. Prior to January 1, 2006, the Company accounted for its stock based compensation awards under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations, as permitted by FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Equity-based employee compensation cost in the amount of $ 95 was recognized in the Statement of Operations for the three months ended March 31, 2005 only for those options with an exercise price lower than the market value of the underlying Common stock on the date of grant. If the Company had accounted for stock-based compensation in accordance with the fair value method as prescribed by SFAS 123, net income for the three months ended March 31, 2005, would have been:

(in thousands)	Three Months Ended March 31, 2005
Net income attributable to common stockholders—as reported	$489

Add: stock-based employee compensation - intrinsic value	95
Deduct: stock-based employee compensation - fair value	(98)

Pro forma net income	$486

Under the modified prospective-transition method, the Company continues to account for non-vested equity awards outstanding at the adoption of Statement 123(R) using the fair value method under SFAS 123. All awards granted, modified, or settled after the adoption will be accounted for using the measurement, recognition, and attribution provisions of SFAS 123(R).

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Equity based compensation costs in the amount of $ 1,048 were recognized in the consolidated statement of operations for the three months ended March 31, 2006.

At March 31, 2006 the Company has two stock-based compensation plans, which are described below. None of the Company’s stock-based awards are classified as liabilities or were capitalized during the period ended March 31, 2006. The Company received cash of less than $20 from exercises of stock-based awards during the three months ended March 31, 2006.

Stock Option Plan:

Under the Company’s 2003 Stock Option Plan and 2005 U.S. Stock Incentive Plan (collectively “the Plans”), options may be granted to officers, directors, employees and consultants of the Company and its subsidiaries.

Pursuant to the Plans, the Company reserved for issuance 2,900,000 shares of Common stock. As of March 31, 2006, there are 637,125 (December 31, 2005 - 660,355) shares of Common stock available for future grant under the plans.

Each option granted under the Plans expire no later than 10 years from the date of grant. The vesting period of the options generally is four years. Any option that is forfeited or canceled before expiration becomes available for future grants.

Activity under the plans during the three months ended March 31, 2006 was as follows:

	Number of options	Weighted average exercise price per share	Weighted average remaining contractual term (years)	Aggregate intrinsic value per share at March 31, 2006
Outstanding, December 31, 2005	2,159,501	$1.81
Granted	72,000	$14.00
Exercised	(13,124)	$(1.25)
Cancelled	(48,770)	$(6.27)
Outstanding, March 31, 2006	2,169,607	$2.27	8.6	$11.73

Exercisable, March 31, 2006	1,098,048	$0.50	8.2	$13.50

The fair values of the Company’s stock option awards were calculated using the Black-Scholes model for expense recognition in the three months ended March 31, 2006, and for disclosure purposes under SFAS 123 in the three months ended March 31, 2005, assuming no expected dividends and using the following weighted average assumptions:

	Three Months Ended
	March 31, 2006	March 31, 2005
Expected life (years)	5.7	4.0
Expected volatility	57%	50%
Risk-free interest rate	5.0%	3.7%

The weighted average grant-date fair value of stock options granted during the three months ended March 31, 2006 was $8.73 per stock option. The intrinsic value of exercises during the three months ended March 31, 2006 was approximately $0.2 million.

As of March 31, 2006 there was $6.8 million of total unrecognized compensation cost related to nonvested stock-based compensation arrangements granted under the plan, which is expected to be recognized over a weighted-average period of 18 months.

NOTE 3:- UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2006, are not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

NOTE 4:- LITIGATION

On November 17, 2005, plaintiff UTStarcom Inc. (UTSI) filed a complaint against the Company in Santa Clara Superior Court alleging claims for breach of contract; breach of warranties and indemnity. The Company moved to dismiss the complaint on the grounds that the suit was without merit, and in all events could at most have been brought against Passave Ltd., the Company’s subsidiary. The Court sustained this motion to dismiss and so, on or about May 8, 2006, UTSI filed an amended complaint, this time naming the Company and Passave Ltd. as defendants. On or about June 7, 2006, Passave Ltd. and the Company jointly removed the case to the Federal district court in the Northern District of California (San Francisco). As of this date, the Company’s response to the removed amended complaint is not yet due. The Company intends to vigorously defend the lawsuit. The Company’s legal counsel and management can not predict the outcome of this claim. Accordingly, the Company did not record any provision.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:- SUBSEQUENT EVENT

On May 4, 2006, the Company was acquired by PMC- Sierra Inc (“PMC”) a public traded company on Nasdaq, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 4, 2006, among PMC, a newly formed direct wholly-owned subsidiary of PMC (“Merger Sub”), Company, and a representative of certain securityholders of the Company. PMC acquired the Company by Merger Sub merging with and into the Company, with Passave continuing as the surviving corporation and a wholly-owned subsidiary of the PMC. Under the terms of the Merger Agreement, PMC issued shares of its common stock and options having a value of approximately $301.0 million for all of the outstanding capital stock, warrants and stock options of Passave.